SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) April 21, 2006

FRANKLIN ELECTRIC CO., INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

INDIANA	0-362	35-0827455

(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

400 EAST SPRING STREET BLUFFTON, INDIANA	46714

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(260) 824-2900

(REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

No Change

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets

On April 21, 2006, Franklin Electric Co., Inc. (the “Registrant”) completed its acquisition of all of the outstanding shares of capital stock of Little Giant Pump Company (“Little Giant”) from Tecumseh Products Company (“Tecumseh”) for a cash purchase price of $121 million. The purchase price is subject to adjustment based on Little Giant’s working capital as of the closing date.

The foregoing description of the acquisition is not complete and is qualified in its entirety by reference to the complete text of the Stock Purchase Agreement, dated as of March 17, 2006, by and between the Registrant and Tecumseh, which was filed as Exhibit 2.1 to the Registrant’s Current Report on Form 8-K dated March 17, 2006 and filed on March 21, 2006.

Item 9.01. Financial Statements and Exhibits

(a)
Financial Statements of Businesses Acquired.

The Registrant intends to file the required financial statements of Little Giant in an amendment to this Current Report on Form 8-K under cover of Form 8-K/A by July 5, 2006.

(b)
Pro Forma Financial Information.

The Registrant intends to file the required pro forma financial statements relating to the Little Giant acquisition in an amendment to this Current Report on Form 8-K under cover of Form 8-K/A by July 5, 2006.

(c) Exhibits.

Exhibit No.     Description

99.1         Press Release, dated April 21, 2006, issued by Franklin Electric Co., Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

 FRANKLIN ELECTRIC CO., INC.
              (Registrant)

Date: April 26, 2006          By: /s/ THOMAS J. STRUPP
Thomas J. Strupp
Vice President, Chief Financial Officer
and Secretary (Principal Financial and
Accounting Officer)

EXHIBIT INDEX

Exhibit No.     Description

99.1         Press Release, dated April 21, 2006, issued by Franklin Electric Co., Inc.